Filed Pursuant to Rule 424(b)(3)
Registration No. 333-227742

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell these securities nor solicitation of offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated August 17, 2020

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 9, 2018)

6,000,000 Shares

CAL-MAINE FOODS, INC.

COMMON STOCK

The selling stockholders named in this prospectus supplement are offering 6,000,000 shares of our Common Stock. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

Our Common Stock is listed on the Nasdaq Stock Market LLC (“NASDAQ”) under the symbol “CALM.” On August 14, 2020, the closing sale price of our Common Stock, as reported on NASDAQ, was $46.45 per share.

Investing in our Common Stock involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 4  of the accompanying prospectus and the “Risk Factors” section contained in the documents incorporated by reference herein to read about factors you should consider before investing in our Common Stock.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the selling stockholders	$	$

The selling stockholders have granted the underwriters an option to purchase within 30 days from the date of this prospectus supplement up to an additional 900,000 shares of our Common Stock. We will not receive any proceeds from the sale of these additional shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our Common Stock to purchasers on or about                     , 2020.

BofA Securities	Stephens Inc.

The date of this prospectus supplement is                     , 2020.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our Common Stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our Common Stock, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading “Incorporation of Certain Information by Reference”), any related free writing prospectus we may file with the SEC and any other information to which we may refer you.

S-i

This prospectus supplement and the accompanying prospectus are part of an effective registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our Common Stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

None of the selling stockholders, the underwriters or we have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement, the accompany prospectus or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Common Stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction. See “Underwriting.”

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any of their contents.

S-ii

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares in any Member State of the European Economic Area or in the United Kingdom (each a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

When we use “we,” “us,” “our,” or the “Company” in this prospectus supplement, we mean Cal-Maine Foods, Inc., our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. The term “selling stockholders” means (1) Mrs. Adams and (2) the Fred R. Adams, Jr. Daughters’ Trust dates July 20, 2018 (the “Daughters’ Trust”), of which the Daughters (as defined below) are beneficiares.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” relating to, among other things, our shell egg business, including estimated future production data, expected construction schedules, projected construction costs, potential future supply of and demand for our products, potential future corn and soybean price trends, potential future impact on our business of the novel coronavirus (“COVID-19”) pandemic, potential future impact on our business of new legislation, rules or policies, potential outcomes of legal proceedings, and projected operating data, results of operations and financial condition. Such forward-looking statements are identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “plans,” “projected,” “contemplates,” “anticipates,” or similar words and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements are based on management’s current intent, belief, expectations, estimates, and projections regarding us and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions, and other factors that are difficult to predict and may be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in our reports we file from time to time with the SEC (including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions, and potential for product recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) our ability to predict and meet demand for cage-free and other specialty eggs, (v) risks, changes, or obligations that could result from our future acquisition of new flocks or businesses and risks or changes that may cause conditions to completing a pending acquisition not to be met, (vi) risks relating to the evolving COVID-19 pandemic, and (vii) adverse results in pending litigation matters.

A discussion of important factors relating to forward-looking statements is included in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended May 30, 2020, this prospectus supplement and the accompanying prospectus. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe that the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, forward-looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether because of new information, future events or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading “Risk Factors” of this prospectus supplement, the accompanying prospectus and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended May 30, 2020, and any related free writing prospectus before deciding to invest in our Common Stock.

Our Company

We are the largest producer and distributor of shell eggs in the United States. Our mission is to be the most sustainable producer and reliable supplier of consistent, high quality fresh shell eggs and egg products in the country, demonstrating a “Culture of Sustainability” in everything we do, and creating value for our stockholders, customers, team members and our communities. We sell most of our shell eggs in the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States and aim to maintain efficient, state-of-the-art operations located close to our customers.

We have one operating segment, which is the production, grading, packaging, marketing and distribution of shell eggs. Our integrated operations consist of hatching chicks, growing and maintaining flocks of pullets, layers, and breeders, manufacturing feed, and producing, processing, packaging, and distributing shell eggs. Layers are mature female chickens, pullets are female chickens usually under 18 weeks of age, and breeders are male and female chickens used to produce fertile eggs to be hatched for egg production flocks.

Many of our customers rely on us to provide most of their shell egg needs, including specialty and conventional eggs. Specialty eggs encompass a broad range of products. We classify nutritionally enhanced, cage-free, organic and brown eggs as specialty products for accounting and reporting purposes. We classify all other shell eggs as conventional products. While we report separate sales information for these egg types, there are many cost factors that are not specifically available for conventional or specialty eggs due to the nature of egg production. We manage our operations and allocate resources to these types of eggs on a consolidated basis based on the demands of our customers.

Over time, we have acquired other companies in our industry. Since 1989, we have completed 22 acquisitions ranging in size from 160 thousand layers to 7.5 million layers. In October 2019, we acquired certain assets of Mahard Egg Farm, relating to its commercial shell egg production, processing, distribution and sales. Effective March 28, 2020, we acquired the remaining interest in our majority-owned subsidiary Texas Egg Products, LLC.

Recent Developments

Pursuant to our variable dividend policy, for each quarter for which we report net income, we pay a cash dividend to stockholders in an amount equal to one-third of such quarterly income. Following a quarter for which we do not report net income, we will not pay a dividend with respect to that quarter or for a subsequent profitable quarter until we are profitable on a cumulative basis computed from the date of the last quarter for which a dividend was paid. Therefore, we will not pay a dividend with respect to the fourth quarter of fiscal 2020. At the end of the fourth quarter of fiscal 2020, the amount of cumulative losses to be recovered before payment of a dividend was $1.4 million.

Corporate Information

We were founded in 1957 by the late Fred R. Adams, Jr. and are headquartered in Jackson, Mississippi. We were incorporated in Delaware in 1969. Our principal executive office is located at 3320 Woodrow Wilson Avenue, Jackson, Mississippi 39209. The telephone number of our principal executive office is (601) 948-6813. We maintain a website at www.calmainefoods.com where general information about our business is available. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part hereof or thereof.

The Offering

Common Stock offered by the selling stockholders	6,000,000 shares

Underwriters’ option to purchase additional shares	The selling stockholders have granted the underwriters an option to purchase within 30 days from the date of this prospectus supplement up to an additional 900,000 shares of our Common Stock.

Common Stock outstanding immediately before and after this offering (1)	43,700,718 shares

Use of proceeds	The selling stockholders will receive all of the proceeds from the sale of its shares of our Common Stock. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

Dividend policy	We have historically paid cash dividends on our Common Stock and our Class A Common Stock on a quarterly basis for each quarter for which we report net income attributable to Cal-Maine Foods, Inc. computed in accordance with GAAP in an amount equal to one-third of such quarterly income. Following a quarter for which we do not report net income, our policy has been to not pay a dividend with respect to that quarter or for a subsequent profitable quarter until we are profitable on a cumulative basis computed from the date of the last quarter for which a dividend was paid.

Risk factors	Investing in our Common Stock involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus and the “Risk Factors” section contained in our Annual Report on Form 10-K for the fiscal year ended May 30, 2020 (which is incorporated by reference herein) to read about factors you should consider before investing in our Common Stock.

NASDAQ symbol	“CALM”

Lock-up agreements	We and the selling stockholders, our executive officers and directors have agreed not to sell or transfer any shares of our Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with our Common Stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc., subject to certain customary exceptions. No other parties are subject to the foregoing restrictions. See “Underwriting.”

(1)

The number of shares of our Common Stock outstanding immediately before and after this offering is based on 43,700,718 shares of our Common Stock outstanding as of August 14, 2020 and excludes, as of such date:

•	273,046 shares of our Common Stock issuable upon the vesting of outstanding restricted stock awards; and

•	233,617 shares of our Common Stock reserved for future issuance under our 2012 Omnibus Long-Term Incentive Plan.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” on page 3 of the accompanying prospectus and the “Risk Factors” sections contained in our Annual Report on Form 10-K for the fiscal year ended May 30, 2020 (which is incorporated by reference herein), including the “Events beyond our control such as pandemics (including the COVID-19 outbreak), extreme weather and natural disasters could negatively impact our business” risk factor on page 11 thereof, before purchasing the shares of our Common Stock. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market price of our Common Stock could decline and you could lose part or all of your investment.

The price of our Common Stock may fluctuate significantly, and you could lose all or part of your investment in the Common Stock.

Volatility in the market price of our Common Stock may prevent you from being able to sell the shares at or above the price you paid for them. During the twelve months ended July 31, 2020, the market price of our Common Stock has fluctuated from a high of $46.65 per share to a low of $30.74 per share. The market price of our Common Stock could fluctuate significantly for various reasons such as, but not limited to, the following, many of which are beyond our control:

•	the market reaction to the COVID-19 pandemic;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in our earnings or recommendations by research analysts who track our Common Stock or the stock of other companies in our industry;

•

changes in general conditions in the United States and global economy, financial markets or our industry, including those resulting from changes in fuel prices or fuel shortages, war, incidents of terrorism, pandemics or responses to such events;

•	changes in the competitive landscape for our industry, including any changes resulting from industry consolidation whether or not involving us;

•	our liquidity position;

•	future sales by us or the selling stockholders of our Common Stock or other securities;

•	our dividend policy; and

•

the other risks described or referred to in the “Risk Factors” sections contained in our Annual Report on Form 10-K for the fiscal year ended May 30, 2020, this prospectus supplement and the accompanying prospectus.

In addition, in recent periods, the stock market has experienced extreme declines and volatility. This volatility has had a significant negative impact on the market price of securities issued by many companies.

The price of our Common Stock may be affected by the availability of shares for sale in the market, and you may experience significant dilution as a result of future issuances of our securities, which could materially and adversely affect the market price of our Common Stock.

The sale or availability for sale of substantial amounts of our Common Stock could adversely impact its price. Our articles of incorporation authorize us to issue 120,000,000 shares of our Common Stock. As of August 14, 2020, there were 43,700,718 shares of our Common Stock outstanding. Accordingly, a substantial number of shares of our Common Stock are outstanding and available for sale in the market. In addition, we may be obligated to issue additional shares of our Common Stock upon the conversion of outstanding convertible securities or in connection with employee benefit plans (including any equity incentive plans and employee stock purchase plans).

In the future, we may decide to raise capital through offerings of our Common Stock, additional securities convertible into or exchangeable for Common Stock, or rights to acquire these securities or our Common Stock. The issuance of additional shares of our Common Stock or additional securities convertible into or exchangeable for our Common Stock could result in dilution of existing stockholders’ equity interests in us. Issuances of substantial amounts of our Common Stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for our Common Stock, and we cannot predict the effect this dilution may have on the price of our Common Stock.

We are controlled by the family of our late founder, Fred R. Adams, Jr.. Adolphus B. Baker, our Chief Executive Officer and Chairman of our Board of Directors controls the vote of 100% of our outstanding Class A Common Stock.

Fred R. Adams, Jr., our Founder and Chairman Emeritus died on March 29, 2020. Mr. Adams’ son-in-law, Adolphus B. Baker, our Chief Executive Officer and Chairman of our board of directors, Mr. Baker’s spouse and her three sisters (who are Mr. Adams’ four daughters) beneficially own, directly or indirectly through related entities, 100% of our outstanding Class A Common Stock, controlling approximately 52.3% of our total voting power. Additionally, such persons and Jean Reed Adams (“Mrs. Adams”), the wife of our late founder, Fred R. Adams, Jr., also have additional voting power due to beneficial ownership of our Common Stock, directly or indirectly through related entities, resulting in family voting control of approximately 65.4% of our total voting power. Upon completion of this offering, we expect family voting control to be approximately 58.9% of our total voting power (or approximately 57.9% if the underwriters exercise in full their option to purchase additional shares). Mr. Baker controls the vote of 100% of our outstanding Class A Common Stock.

We understand that the Adams and Baker families intend to retain ownership of a sufficient amount of our Common Stock and our Class A Common Stock to assure continued ownership of more than 50% of the voting power of our outstanding shares of capital stock. As a result of this ownership, the Adams and Baker families have the ability to exert substantial influence over matters requiring action by our stockholders, including amendments to our certificate of incorporation and by-laws, the election and removal of directors, and any merger, consolidation, or sale of all or substantially all of our assets, or other corporate transactions. Delaware law provides that the holders of a majority of the voting power of shares entitled to vote must approve certain fundamental corporate transactions such as a merger, consolidation and sale of all or substantially all of a corporation’s assets; accordingly, such a transaction involving us and requiring stockholder approval cannot be effected without the approval of the Adams and Baker families. Such ownership will make an unsolicited acquisition of our Company more difficult and discourage certain types of transactions involving a change of control of our Company, including transactions in which the holders of our Common Stock might otherwise receive a premium for their shares over then current market prices. The Adams and Baker families’ controlling ownership of our capital stock may adversely affect the market price of our Common Stock.

Because we are a “controlled company” within the meaning of NASDAQ’s listing standards, you may not have the same protections afforded to stockholders of companies that are subject to such requirements.

Under NASDAQ’s listing standards, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain of NASDAQ’s corporate governance listing standards. We are and, after the completion of this offering and the settlement of Mr. Adams’ estate we expect to continue to be, a “controlled company” as defined in the NASDAQ’s listing standards. Accordingly, we are and we expect to continue to be exempt from certain requirements of NASDAQ’s corporate governance listing standards, including the requirement to maintain a majority of independent directors on our board of directors and the requirements regarding the determination of compensation of executive officers and nomination of directors by independent directors.

Certain provisions of Delaware law may delay, defer or prevent a tender offer or takeover attempt, which could reduce the market price of our Common Stock.

We are a Delaware corporation, and the anti-takeover provisions of the Delaware General Corporation Law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. These provisions could also impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our Common Stock, engaging in a proxy fight or conducting open market purchases, which, under certain circumstances, could reduce the market price of our Common Stock.

USE OF PROCEEDS

All of the shares of our Common Stock offered hereby are being sold by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares of our Common Stock in this offering.

SELLING STOCKHOLDERS

The selling stockholders include (1) Mrs. Adams and (2) the Daughters’ Trust, of which the four daughters of Mr. Adams, Luanne Adams, Nancy Adams Briggs, Laurel Adams Krodel and Dinnette Adams Baker (collectively, “Daughters”), are the beneficiaries. Mrs. Baker is the wife of Adolphus B. Baker, our Chief Executive Officer and Chairman of our board of directors. In fiscal year 2019, a conservatorship, of which Mrs. Adams and Mr. Baker were co-conservators, reimbursed us $750,000 in legal fees incurred in connection with amendments to our articles of incorporation related to estate planning by our late founder. For additional information concerning this reimbursement, see Note 19, Related Party Transactions, to the consolidated and combined financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 30, 2020, which is incorporated by reference into this prospectus supplement. Additionally, the Company and the selling stockholders are a party to that certain Agreement Regarding Common Stock (“Agreement Regarding Common Stock”), pursuant to which, among other things, the selling stockholders will reimburse the Company for one-half of the expenses incurred by the Company in connection with this offering.

Other than as described above, the selling stockholders have had no material relationship with us within the three years prior to the date of this prospectus supplement.

The following table provides information known to us regarding beneficial ownership of our Common Stock by the selling stockholders as of August     , 2020 and the number of shares of our Common Stock offered by the selling stockholders in this offering. The below table does not include the number of shares of our Class A Common Stock beneficially owned by the selling stockholders, which is set forth under the heading “Selling Stockholders” in the accompanying prospectus.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by the selling stockholders. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities.

	Shares Beneficially Owned Prior to this Offering (1)		Number of Shares Offered Hereby	Shares Beneficially Owned After this Offering (1)
				(Assuming the Underwriters’ Option is Not Exercised)		(Assuming the Underwriters’ Option is Exercised in Full)
Name of Selling Stockholders	Number	%		Number	%	Number	%
Jean Reed Adams (2)	4,856,669	11.1%	1,200,000	3,656,669	8.4%	3,476,669	8.0%
Daughters (3)	6,691,370	15.3%	4,800,000	1,891,370	4.3%	1,171,370	2.7%

(1)	Percentages are based on 43,700,718 shares of our Common Stock issued and outstanding as of August 14, 2020.

(2)	4,325,510 shares held of record by Mrs. Adams, and 531,159 shares held in our KSOP for the benefit of Mrs. Adams.

(3)

Such 6,691,370 shares include 1,027,956 shares held of record by DLNL, LLC, a Delaware limited liability company (“Daughters’ LLC”), 5,520,000 shares held of record by the Daughters’ Trust, 80,627 shares held of record by Nancy Adams Briggs, individually, and 2,787 shares held of record by Laurel Adams Krodel, jointly with her spouse. Mr. Baker is the sole managing member of the Daughters’ LLC with sole voting power. Mr. Baker and Luanne Adams are co-trustees under the Daughters’ Trust, and hold the limited liability company certificates for common units of the Daughters’ LLC, which represent interests in the 1,027,956 shares of Common Stock held by the Daughters’ LLC. The Daughters are the beneficiaries of the Daughters’ Trust. All such shares being sold pursuant to this offering are held by the Daughters’ Trust.

U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of shares of our Common Stock by a Non-U.S. Stockholder who purchases shares of our Common Stock during this offering. For purposes of this discussion, a “Non-U.S. Stockholder” is a beneficial owner of our Common Stock that is treated for U.S. federal income tax purposes as:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

•	an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, other than a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)).

This discussion does not address the U.S. federal tax consequences to an entity treated as a partnership for U.S. federal income tax purposes or to persons investing through such an entity. If an entity treated as a partnership holds our Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our Common Stock should consult its own tax advisors as to the U.S. federal income and estate tax consequences of being a partner in a partnership that owns or disposes of our Common Stock.

This summary assumes that our Common Stock is held as a capital asset (generally, property held for investment). This summary is of a general nature and thus does not address all of the U.S. federal income and estate tax considerations that might be relevant to a Non-U.S. Stockholder in light of its particular circumstances or to a Non-U.S. Stockholder subject to special treatment under U.S. federal tax laws (such as banks, insurance companies, dealers in securities or other Non-U.S. Stockholders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, “controlled foreign corporations,” “passive foreign investment companies,” regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, or Non-U.S. Stockholders that hold our Common Stock as part of a straddle, conversion transaction or constructive sale transaction or that purchase or sell our Common Stock as part of a wash sale for U.S. federal tax purposes). Furthermore, this summary does not discuss any aspects of U.S. federal gift, Medicare, state, local or non-U.S. taxation. In addition, this discussion does not address the alternative minimum tax consequences of holding our Common Stock. This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated or proposed thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Each prospective purchaser of our Common Stock is advised to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our Common Stock. No assurance exists that the IRS will not challenge any of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Stockholder of owning and disposing of our Common Stock.

PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S.

FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION AND ANY APPLICABLE TAX TREATY.

Distributions

If we make distributions on our Common Stock, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. Stockholder’s basis in our Common Stock (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock (as discussed further below).

Any dividend paid to a Non-U.S. Stockholder with respect to our Common Stock generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Stockholder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. A Non-U.S. Stockholder that does not timely provide the applicable withholding agent with the certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Stockholders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.

If, however, the Non-U.S. Stockholder provides a valid IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States), and otherwise complies with applicable certification requirements, the dividend will not be subject to the withholding described above. Instead, the dividend will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.”

Sale, Exchange or Other Taxable Disposition of Our Common Stock

Except as otherwise discussed below, a Non-U.S. Stockholder generally will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange or other taxable disposition of our Common Stock unless (i) such gain is effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States), (ii) the Non-U.S. Stockholder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Stockholder’s holding period with respect to our Common Stock, and, provided that our Common Stock is regularly traded on an established securities market within the meaning of applicable U.S. Treasury regulations, such Non-U.S. Stockholder has held, directly or constructively, at any time during said period, more than 5% of our Common Stock. We do not believe that we are or will become a USRPHC; however, there can be no assurance in that regard.

Gain described in clause (i) immediately above will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.” A Non-U.S. Stockholder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Stockholder during the taxable year.

Effectively Connected Income

Any dividend with respect to, or gain recognized upon a sale, exchange or other taxable disposition of, our Common Stock that is effectively connected with a trade or business carried on by a Non-U.S. Stockholder within the United States (and, if an income tax treaty applies, that is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. Stockholder’s net effectively connected income, generally in the same manner as if the Non-U.S. Stockholder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. Stockholder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. Stockholder may also be subject to a “branch profits tax” on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Stockholders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

FATCA Withholding

Under legislation commonly known as “FATCA,” a U.S. federal 30% withholding tax generally will be imposed on dividends with respect to shares of our Common Stock paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-U.S. entities, unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. All Non-U.S. Stockholders generally will be required to furnish certifications (generally on an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. Even if a Non-U.S. Stockholder provides such certification, FATCA withholding will still apply where our Common Stock is held through a non-U.S. broker (or other non-U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a Non-U.S. Stockholder may be eligible for refunds or credits of the tax. Current provisions of the Code and U.S. Treasury regulations that govern FATCA treat gross proceeds from the sale or other disposition of instruments that can produce U.S.-source dividends (such as our Common Stock) as subject to FATCA withholding after December 31, 2018. However, under proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding. Non-U.S. Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our Common Stock, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which such applicable Non-U.S. Stockholders are resident or maintain a branch.

Information Reporting and Backup Withholding

Annual reporting to the IRS and to each Non-U.S. Stockholder will be required as to the amount of dividends paid to such Non-U.S. Stockholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Stockholder’s country of residence. Dividends generally are not subject to “backup withholding” if the Non-U.S. Stockholder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI).

The payment of the proceeds of the sale, exchange or other disposition of our Common Stock to or through the U.S. office of a broker will be subject to both backup withholding (currently at a rate of 24%) and information reporting unless the Non-U.S. Stockholder certifies its non-U.S. status on IRS Form W-8BEN, IRS

Form W-8BEN-E or IRS Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our Common Stock by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Stockholder certifies its non-U.S. status or otherwise establishes an exemption. Certain Non-U.S. Holders (including corporations) are not subject to backup withholding and information reporting requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Stockholder may be refunded or credited against such Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Estate Tax

A Non-U.S. Stockholder who is an individual should note that shares of our Common Stock (i) owned and held by such individual or (ii) otherwise includible in such individual’s gross estate for U.S. federal estate tax purposes (for example, where such shares are owned and held by a trust funded by such individual and with respect to which the individual has retained certain interests or powers), generally will be, absent an applicable treaty, treated as U.S.-situs property subject to U.S. federal estate tax. Accordingly, Non-U.S. Stockholders who are individuals may be subject to U.S. federal estate tax on all or a portion of the value of our Common Stock owned, directly or indirectly, at the time of their death. Prospective investors who are non-resident alien individuals (or entities includible in such an individual’s gross estate for U.S. federal estate tax purposes) are urged to consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our Common Stock.

UNDERWRITING

BofA Securities, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling stockholders, the number of shares of our Common Stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.
Stephens Inc.

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholders have agreed in the underwriting agreement to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us and the selling stockholders that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $        per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$

The expenses of this offering, not including the underwriting discount, are estimated at $        and are payable by us. However, pursuant to the Agreement Regarding Common Stock, the selling stockholders will be obligated to reimburse us for one-half of all such expenses incurred by the Company in connection with this offering.

Option to Purchase Additional Shares

The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 900,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each selling stockholder will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and the selling stockholders, our executive officers and directors have agreed not to sell or transfer any shares of our Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with our Common Stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any shares of our Common Stock,

•	sell any option or contract to purchase any shares of our Common Stock,

•	purchase any option or contract to sell any shares of our Common Stock,

•	grant any option, right or warrant for the sale of any shares of our Common Stock,

•	dispose of or transfer any shares of our Common Stock,

•	request or demand that we file a registration statement related to our Common Stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of our Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to our Common Stock and to securities convertible into or exchangeable or exercisable for or repayable with our Common Stock. It also applies to our Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

NASDAQ Listing

The shares are listed on the NASDAQ under the symbol “CALM.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, rules of the SEC may limit underwriters and selling group members from bidding for and purchasing our Common Stock. However, the representative may engage in transactions that stabilize the price of our Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our Common Stock made by the underwriters in the open market prior to the completion of this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the NASDAQ in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during a period before the commencement of offers or sales of our Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and securities dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representative that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We and our representatives and affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation include, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares in, from or otherwise involving the United Kingdom.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the account or benefit of any Japanese Person or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus has not been registered under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)

to an Institutional Investor or an Accredited Investor or other Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of our Common Stock being offered hereby and certain other legal matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois and New York, New York. Davis Polk & Wardwell LLP, New York, New York, is counsel to the underwriters in connection with this offering. Whalen LLP is counsel to the selling stockholders in connection with this offering.

EXPERTS

Frost, PLLC, an independent registered public accounting firm, has audited our consolidated balance sheets at May 30, 2020 and June 1, 2019, and our consolidated statements of income, stockholders’ equity, and cash flows for the years ended May 30, 2020, June 1, 2019 and June 2, 2018, as set forth in its report dated July 17, 2020. We have incorporated our financial statements and management’s assessment of the effectiveness of internal control over financial reporting in this prospectus and the accompany prospectus supplement in reliance on the report of Frost, PLLC, given on its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus supplement and the accompanying prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is incorporated by reference herein or therein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus supplement and the accompanying prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with the rules of the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended May 30, 2020 filed with the SEC on July 20, 2020;

•	our Current Report on Form 8-K filed with the SEC on June 29, 2020;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 30, 2019; and

•

the description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC on October 9, 2018, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all future documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC) prior to the termination of this offering, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with the rules of the SEC.

The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated or deemed incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Cal-Maine, Inc., 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209, Attention: Investor Relations or by telephone request to (601) 948-6813. The documents may also be accessed on our website at www.calmainefoods.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it to be a part hereof or thereof.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.calmainefoods.com. We are not incorporating by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part hereof or thereof. Information may also be obtained from us at Cal-Maine, Inc., 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209, Attention: Investor Relations or by telephone request to (601) 948-6813.

PROSPECTUS

CAL-MAINE FOODS, INC.

Common Stock

The Selling Stockholders identified herein, from time to time, may offer to sell up to 11,913,101 shares of our Common Stock. We are registering such shares under the terms of an agreement that provides registration rights to the Selling Stockholders. The Selling Stockholders are the spouse and the four daughters of our founder, or related entities. We will not receive any proceeds from the sale of any shares of Common Stock sold by the Selling Stockholders.

Our outstanding capital stock includes Common Stock and Class A Common Stock. Each share of Common Stock entitles the holder to one vote and each share of Class A Common Stock entitles the holder to ten votes. Our Class A Common Stock is convertible into shares of our Common Stock on a 1-for-1 basis. Our Common Stock is quoted on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “CALM.” We are a “controlled company” as defined by the NASDAQ. Assuming the sale of all shares offered hereby and certain other transactions described herein, the Company’s Chairman of the Board and Chief Executive Officer, Adolphus B. Baker, together with his spouse and her three sisters (who are the four daughters of our founder), will beneficially own 100% of our outstanding Class A Common Stock and control approximately 52.3% of the total voting power, directly or indirectly through related entities. Such persons will also have additional voting power due to beneficial ownership of Common Stock, directly or indirectly through related entities. See “Selling Stockholders.”

At the time the Selling Stockholders offer shares registered by this Prospectus, we will provide a Prospectus Supplement, if required, that will contain specific information about the terms of the offering and that may add to or update the information in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest.

The Selling Stockholders may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The Selling Stockholders also may sell shares directly to investors or through underwriters, agents or dealers. If the Selling Stockholder use underwriters, agents or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement.

Investing in the shares involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 9, 2018

FORWARD-LOOKING STATEMENTS

This Prospectus includes or incorporates many forward-looking statements relating to, among other things, our shell egg business, including estimated production data, expected operating schedules, expected capital costs and other operating data, including anticipated results of operations and financial condition. Such forward-looking statements are identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “plans,” “projected,” “contemplates,” “anticipates” or similar words. Actual production, operating schedules, results of operations and other projections and estimates could differ materially from those projected in the forward-looking statements. The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and might be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in Item 1A of our most recent Annual Report on Form 10-K and elsewhere in such report as well as those included in other reports we file from time to time with the Securities and Exchange Commission (the “SEC”) (including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), (ii) the risks and hazards inherent in the shell egg business (including disease, such as avian influenza, pests, weather conditions and potential for recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) our ability to predict and meet demand for cage-free and other specialty eggs, (v) risks, changes or obligations that could result from our future acquisition of new flocks or businesses, and (vi) adverse results in pending litigation matters. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance these forward-looking statements will prove to be accurate. Further, the forward-looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This Prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell, in one or more offerings, shares of our Common Stock.

At the time the Selling Stockholders offer shares of our Common Stock registered by this Prospectus, if required, we will provide a Prospectus Supplement that will contain specific information about the terms of the offering and that may add to or update the information in this prospectus or incorporated by reference in this prospectus. If the information in this Prospectus is inconsistent with a Prospectus Supplement, you should rely on the information in that Prospectus Supplement. You should read this Prospectus, the information incorporated by reference into this Prospectus and any applicable Prospectus Supplement as well as any post-effective amendments to the Registration Statement of which this Prospectus forms a part before you make any investment decision.

The rules of the SEC allow us to incorporate information by reference into this Prospectus. This information incorporated by reference is considered to be part of this Prospectus. See “Information Incorporated by Reference.” You should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Where You Can Find Additional Information.”

We are responsible for the information incorporated by reference or contained in this Prospectus, any applicable Prospectus Supplement or in any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this Prospectus, Prospectus Supplement or in any free writing prospectus filed with the SEC and we take no responsibility for any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of shares of our Common Stock. Our business, operating results or financial condition may have changed since such date.

RISK FACTORS

Our business is subject to risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this Prospectus, including the risk factors incorporated by reference from Part I, Item 1A of our most recent Annual Report on Form 10-K, as may be updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q and other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Information Incorporated by Reference” below. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of such risks. The Prospectus Supplement related to an offering may also include certain risks relating to that offering.

THE COMPANY

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs. The Company, which is headquartered in Jackson, Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

For current selected financial information and other information about the Company, see the Company’s Annual Report on Form 10-K for the most recent fiscal year, as incorporated by reference herein. See also our Quarterly Reports on Form 10-Q and other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Information Incorporated by Reference” below.

As used in this Prospectus, the “Company”, “we,” “us”, and/or “our” refers to Cal-Maine Foods, Inc., unless the context requires otherwise.

USE OF PROCEEDS

All shares of our Common Stock sold pursuant to this Prospectus will be offered and sold by the Selling Stockholders. We will not receive any proceeds from such sale.

SELLING STOCKHOLDERS

From time to time, the Selling Stockholders may sell up to 11,913,101 shares of our Common Stock, in one or more offerings pursuant to this Prospectus. Information about specific offerings and the identification of the specific Selling Stockholders participating in such offering will be set forth in a Prospectus Supplement, if required. The address of the Selling Stockholders is c/o Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209.

The Selling Stockholders include the following persons:

(a)	Immediate Family Members (as defined below):

(i)

Jean Reed Adams (“Mrs. Adams”), the wife of Fred R. Adams, Jr. (“Mr. Adams”), the Company’s founder, and her successors, assigns, heirs and transferees to the extent permitted in the Agreement Regarding Common Stock (as defined below).

(ii)

The four daughters (“Daughters”) of Mr. Adams: Luanne Adams, Nancy Adams Briggs, Laurel Adams Krodel, and Dinnette Adams Baker (“Mrs. Baker”), and their successors, assigns, heirs and transferees to the extent permitted in the Agreement Regarding Common Stock (as defined below). Mrs. Baker is the wife of Adolphus B. Baker, the Chairman of the Board and Chief Executive Officer of the Company (“Mr. Baker”), who is not a Selling Stockholder.

(b)	Permitted Transferees (as defined below) of Mrs. Adams and the Daughters.

The following table sets forth information, as of the date hereof or the latest practicable date, regarding (a) the shares offered by this Prospectus by the Selling Stockholders (Mrs. Adams and the Daughters, directly or indirectly through related entities) and (b) the holdings of our outstanding Common Stock and Class A Common Stock by (i) the Selling Stockholders (directly or indirectly through related entities), (ii) Mr. Baker (directly or indirectly through related entities) and (iii) the total of all Immediate Family Members and Permitted Transferees. The below assumes the completion of all Transactions (as defined below). The below information on the number of shares to be held after any particular offering will be set forth in a Prospectus Supplement, if required. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock covered by this Prospectus.

			Shares/Votes held directly or indirectly (1)
				Percent of Shares/Votes
	Class of Stock	Shares offered by this Prospectus	Number of Shares or Votes	Common Stock	Class A Common Stock	Total Capital Stock	Total Voting Power (2)
Jean Reed Adams
	Common Stock (3)	5,041,248	5,041,248	11.5%
	Class A Common Stock		—		0.0%

	Total Capital Stock		5,041,248			10.4%

	Total Votes		5,041,248				5.5%
Daughters (4)
	Common Stock (5)	6,871,853	6,871,853	15.7%
	Class A Common Stock (6)		3,490,755		72.7%

	Total Capital Stock		10,362,608			21.3%

	Total Votes		41,779,403				45.5%
Total of Selling Stockholders

	Common Stock	11,913,101	11,913,101	27.2%
	Class A Common Stock		3,490,755		72.7%

	Total Capital Stock		15,403,856			31.7%

	Total Votes		46,820,651				51.0%
Adolphus B. Baker (7)
	Common Stock		294,975	0.7%
	Class A Common Stock (8)		1,309,245		27.3%

	Total Capital Stock		1,604,220			3.3%

	Total Votes		13,387,425				14.6%
Total Immediate Family Members and Permitted Transferees
	Common Stock		12,208,076	27.9%			13.3%
	Class A Common Stock		4,800,000		100.0%		52.3%

	Total Capital Stock		17,008,076			35.8%

	Total Votes		60,208,076				65.6%

			Shares/Votes held directly or indirectly (1)
				Percent of Shares/Votes
	Class of Stock	Shares offered by this Prospectus	Number of Shares or Votes	Common Stock	Class A Common Stock	Total Capital Stock	Total Voting Power (2)
Total Outstanding Shares
	Common Stock		43,830,521	100.0%			47.7%
	Class A Common Stock		4,800,000		100.0%		52.3%

	Total Capital Stock		48,630,521			100.0%

	Total Voting Power		91,830,521				100.0%

(1)	Represents shares as the date hereof or the latest practicable date, held as described in the below footnotes.

(2)	Percent of total voting power is based on the total votes to which the Common Stock (one vote per share) and Class A Common Stock (ten votes per share) are entitled.

(3)

Such shares are beneficially owned by Mrs. Adams as well as Mr. Adams, however, no sales under this Prospectus will be made until after the death of Mr. Adams. Such shares include 3,312,601 shares held of record by the trustees of the Revocable Trust Agreement of Jean Reed Adams Trust dated as of July 20, 2018 (“Mrs. Adams’ Trust”), 1,110,339 shares held of record by Mrs. Adams, and 618,308 shares held in the Company’s KSOP for Mr. Adams of which Mrs. Adams is the sole designated beneficiary. Does not include shares as to which Mrs. Adams has voting and/or investment power as a co-trustee of the Daughters Trust (as defined below), but as to which Mrs. Adams disclaims beneficial ownership; such shares are described in footnote (5) below. Relating to the 3,312,601 shares, Mr. Baker and Mrs. Adams are the joint trustees under Mrs. Adams’ Trust and share voting power. Such trustees hold the 3,312,601 shares for the benefit of the beneficiaries of such trust. Mr. Adams is the lifetime beneficiary of such trust and Mrs. Adams will become the beneficiary after Mr. Adams’ death. Also, after Mr. Adams’ death, Mrs. Adams will become the sole trustee of such trust with sole voting power. After Mr. Adams’ death, some or all of the foregoing 5,401,248 shares may be sold over time by or for the benefit of Mrs. Adams. It is currently anticipated that an initial takedown under this Prospectus following Mr. Adams’ death would include about 1.2 million of such shares for sale by or on behalf of Mrs. Adams.

(4)	The Daughters are: Dinnette Adams Baker (the spouse of Adolphus B. Baker), Luanne Adams, Nancy Adams Briggs, and Laurel Adams Krodel.

(5)

Such 6,871,853 shares include 6,633,720 shares held of record by DLNL, LLC, a Delaware limited liability company (“Daughters’ LLC”), 233,320 shares held of record by Mrs. Baker and 4,813 held in the Company’s KSOP for the benefit of Mrs. Baker. Relating to the 6,633,720 shares, Mr. Baker is the sole managing member of the Daughters’ LLC with sole voting power, provided that, during the lifetime of Mr. Adams, Mr. Baker is required to vote as directed by the trustees of the Revocable Trust Agreement of Fred R. Adams, Jr. Daughters’ Trust dated as of July 20, 2018 (“Daughters’ Trust”). Mr. Baker and Mrs. Adams are the joint trustees under the Daughters’ Trust and share voting power. Such trustees hold the limited liability company certificates representing such 6,633,720 shares for the benefit of the beneficiaries of such trust. Mr. Adams is the lifetime beneficiary of such trust and the Daughters’ will become the beneficiaries after Mr. Adams’ death. Also, after Mr. Adams’ death, Mr. Baker will become the sole trustee of such trust with sole voting power. Of such shares, approximately 4.0 million will need to be sold to pay estate taxes following the death of Mr. Adams. In addition, after Mr. Adams’ death, the remaining approximately 2.6 million shares may be sold over time for the benefit of the Daughters for liquidity purposes. It is currently anticipated that an initial takedown under this Prospectus following Mr. Adams’ death would include about 4.0 million Common Shares for sale for the payment of estate taxes and a total of 0.8 million shares for sale for liquidity purposes.

(6)	Such 3,490,755 shares are held of record by the Daughters’ LLC. Of such shares, 3,487,192 are held for the benefit of the Daughters’ Trust and 3,563 for the benefit of Mrs. Baker.

(7)

Does not include shares as to which Mr. Baker has voting and/or investment power as a co-trustee of Mrs. Adams’ Trust or the Daughters Trust or as the sole managing member of the Daughters LLC, but as to which Mr. Baker disclaims beneficial ownership. These shares are described in footnotes (3) and (5) above.

(8)	Such 1,309,245 shares are held of record by the Daughters’ LLC for the benefit of Mr. Baker.

The Company’s Second Restated Certificate of Incorporation (“Restated Charter”) identifies family members of Mr. Adams (“Immediate Family Members”) and arrangements and entities that are permitted to receive and hold shares of Class A Common Stock, with ten votes per share, without such shares converting into shares of Common Stock, with one vote per share (“Permitted Transferees”). The Permitted Transferees include arrangements and entities such as revocable trusts and limited liability companies that could hold Class A Common Stock for the benefit of Immediate Family Members. Each Permitted Transferee must have a relationship, specifically defined in the Restated Charter, with another Permitted Transferee or an Immediate Family Member. The Restated Charter therefore permits Immediate Family Members to hold Class A Common Stock indirectly through common estate planning vehicles but does not change or expand the group or class of individuals who may beneficially own Class A Common Stock, with ten votes per share, beyond Immediate Family Members.

Any offering under this Prospectus will be made pursuant to an Agreement Regarding Common Stock, including a registration rights exhibit (“Agreement Regarding Common Stock”), between the Company and the Selling Stockholders. A copy of the form of Agreement Regarding Common Stock has been filed by the Company on a Current Report on Form 8-K dated June 5, 2018.

The Agreement Regarding Common Stock and certain other agreements and documents were entered into in connection with certain transactions (“Transactions”) negotiated and set forth in an Amended and Restated Memorandum of Understanding (“MOU”) dated May 14, 2018, among Mrs. Adams and Mr. Baker, in their individual capacities and as co-conservators of the estate of Mr. Adams, the Daughters, and the children of Mrs. Adams. A copy of the MOU describing the documents attached as exhibits thereto has been filed with the SEC on a Schedule 13D/A filed by certain Immediate Family Members and related parties on June 5, 2018.

The Transactions and certain material relationships among the Selling Stockholders and between the Selling Stockholders and the Company are described in our Proxy Statement dated June 25, 2018 relating to the Special Meeting of Stockholders held July 20, 2018. The Transactions include sales of shares of the Company’s Common Stock by the Selling Stockholders, including sales registered under the Securities Act, as contemplated by the Agreement Regarding Common Stock.

Pursuant to the Agreement Regarding Common Stock, the Selling Stockholders have agreed to cooperate with the Company in any proposed transfer of shares of Common Stock that they own or will own and to ensure that all appropriate securities filings and reports are timely made. The agreement provides that if any Selling Stockholder intends to sell any shares, such party would be required to give the Company a right of first refusal to purchase such shares. The price payable by the Company to purchase shares pursuant to the exercise of the right of first refusal will reflect a 6% discount to the then-current market price based on the 20 business-day volume weighted average price. This agreement also provides that if the Company does not exercise its right of first refusal and purchase the shares offered, such Selling Stockholder will be permitted to sell the shares pursuant to a takedown from a Company registration statement, Rule 144 under the Securities Act, or another manner of sale agreed to by the Company.

The Agreement Regarding Common Stock provides registration rights to the Selling Stockholders for the sale of their shares of Company Common Stock after the death of Mr. Adams. Accordingly, after the death of Mr. Adams, one or more Selling Stockholders may sell shares under this Prospectus.

A special committee of independent and disinterested directors of the Company’s Board of Directors (“Special Committee”) has authority to approve any demands for takedowns under this Prospectus, including the minimum number of shares to be included, how frequently takedowns may be permitted, and whether to require standstill agreements from the Selling Stockholders beyond what is required from the underwriters and, if so, the terms thereof.

The stockholders requesting registration and the Company will each pay 50% of the costs of the Company related to the sale of shares, including costs related to (i) the preparation and filing of a registration statement and (ii) the preparation of any offering documents. The Selling Stockholders will pay any fees of underwriters relating to the sale of their shares, and the Company will pay the fees of underwriters relating to sales of any shares by the Company.

The Stockholder Parties have the right to include in any demand takedown any of their shares of Common Stock (but not Class A Common Stock) only as long as Immediate Family Members and/or Permitted Transferees continue to own shares that have at least a majority of the voting power of the Company.

The Agreement Regarding Common Stock terminates with respect to all Stockholder Parties immediately upon such time as Stockholder Parties, collectively, no longer own shares that have at least a majority of the Company’s voting power. The agreement may terminate earlier as to a particular Stockholder Party under certain circumstances as set forth in the Agreement Regarding Common Stock.

DESCRIPTION OF CAPITAL STOCK

The amount of Capital Stock which the Company is authorized to issue is 124,800,000 shares, consisting of (a) 120,000,000 shares of Common Stock with a par value of One Cent ($.01) per share and (b) 4,800,000 shares of Class A Common Stock with a par value of One Cent ($.01) per share.

As of the date hereof, there were outstanding 43,830,521 shares of Common Stock and 4,800,000 shares of Class A Common Stock.

The following describes the capital stock under the Restated Charter.

Equal Treatment

Except as otherwise provided in the Restated Charter as described below, or required by applicable law, shares of Common Stock and Class A Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the corporation), share ratably and be identical in all respects and as to all matters.

Voting Rights

Holders of shares of Capital Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Common Stock entitled to one vote and each share of Class A Common Stock entitled to ten votes. Holders of Capital Stock have the right of cumulative voting in the election of directors. Cumulative voting means that each stockholder is entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected.

Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of Capital Stock is required to approve, among other things, any amendment to the certificate of incorporation that would alter or change the powers, preferences or special rights of such class so as to affect such class adversely.

In addition, as long as any of the shares of the Class A Common Stock are outstanding, the consent of not less than 66 2/3 % of the total shares of Class A Common Stock outstanding are required to (1) alter or change the rights and privileges of Class A Common Stock; (2) to amend any provision of Paragraph 4 of the Restated Charter affecting the Class A Common Stock or (3) effect any re-classification or re-capitalization of the Company’s Capital Stock.

Dividends

Holders of shares of Capital Stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for such purpose.

Shares of Common Stock and Class A Common Stock are required to be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Company legally available therefor.

However, in the event a dividend is paid in the form of shares of Capital Stock (or rights to acquire such shares), then holders of Common Stock shall receive shares of Common Stock (or rights) and holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights), with holders of shares of Common Stock and Class A Common Stock receiving, on a per share basis, an identical number of shares of Common Stock or Class A Common Stock, as applicable.

Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Common Stock or Class A Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock, each voting separately as a class.

Ownership of Class A Common Stock

The Class A Common Stock may only be issued to Immediate Family Members and Permitted Transferees. In the event any share of Class A Common Stock, by operation of law or otherwise is, or shall be deemed to be owned by any person other than an Immediate Family Member or Permitted Transferee, such share of Class A Common Stock shall automatically convert into Common Stock, whereby the voting power of such stock would be reduced from ten votes per share to one vote per share.

The term “Immediate Family Member” includes: Mr. Adams, his spouse (Mrs. Adams), his natural children (the Daughters), his sons-in-law (including Mr. Baker), and his grandchildren, including the estates of all of such persons.

The term “Permitted Transferee” includes:

(i)	an Immediate Family Member;

(ii)

a trust held for the sole or primary benefit of one or more Immediate Family Members or Permitted Transferees, including any trustee in such trustee’s capacity as such, provided that if a trust is not for the sole benefit of one or more Immediate Family Members or Permitted Transferees, an Immediate Family Member or Permitted Transferee must retain sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such trust;

(iii)

a corporation, limited liability company or partnership, including but not limited to, a family limited partnership or similar limited liability company or corporation, or a single member limited liability company, provided that all of the equity interest in such entity is owned, directly or indirectly, by one or more Immediate Family Members or Permitted Transferees and an Immediate Family Member or Permitted Transferee retains sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such entity;

(iv)

a qualified Individual Retirement Account, pension, profit sharing, stock bonus or other type of plan or trust of which an Immediate Family Member or Permitted Transferee is a participant or beneficiary, provided that in each case an Immediate Family Member or Permitted Transferee retains sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such account, plan or trust; or

(v)

any guardianship, conservatorship or custodianship for the benefit of an Immediate Family Member who has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his or her own affairs by a court of competent jurisdiction, including any guardian, conservator or custodian in such guardian’s, conservator’s or custodian’s capacity as such.

Other Provisions

The holders of Common Stock and Class A Common Stock are not entitled to preemptive or subscription rights.

Unless approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock, each voting separately as a class, shares of Common Stock or Class A Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Common Stock and Class A Common Stock on the record date for such subdivision, combination or reclassification.

Unless approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock, each voting separately as a class, upon the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, holders of Common Stock and Class A Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders.

In the event of (i) a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon, (ii) a tender or exchange offer to acquire any shares of Common Stock or Class A Common Stock by an third party pursuant to an agreement to which the Corporation is a party, or (iii) a tender or exchange offer to acquire any shares of Common Stock or Class A Common Stock by the Corporation, holders of the Common Stock and the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form and amount of consideration on a per share basis.

Each share of Class A Common Stock is convertible, at the option of its holder, into one share of Common Stock at any time. Once shares of Class A Common Stock are converted into Common Stock, the shares of Class A Common Stock will be retired and may not be reissued. The number of shares of Common Stock into which the shares of Class A Common Stock may be converted is subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Company or consolidation or merger of the Company with or into another corporation

The Restated Charter includes a sunset provision pursuant to which all of the outstanding Class A Common Stock will automatically convert to Common Stock if: (a) less than 4,300,000 shares of Class A Common Stock, in the aggregate, are beneficially owned by Immediate Family Members and/or Permitted Transferees, or (b) if less than 4,600,000 shares of Class A Common Stock and Common Stock, in the aggregate, are beneficially owned by Immediate Family Members and/or Permitted Transferees.

Control by Immediate Family Members, Anti-Takeover Considerations and Conflicts of Interest

General

Mr. Adams founded the Company and served as its CEO from the formation of the Company in 1969 until 2010, when his son-in-law, Mr. Baker, became CEO.

A Conservatorship was established on November 7, 2011 (“Conservatorship”), to manage Mr. Adams’ affairs, as a result of the impairment of Mr. Adams’ health related to a previously disclosed stroke. Mrs. Adams and Mr. Baker were appointed as co-conservators of the person and the estate of Mr. Adams. Pursuant to the Conservatorship, Mrs. Adams and Mr. Baker have the exclusive power to vote or direct the voting of shares of Company capital stock held by the Conservatorship. Upon the transfers of shares to the trusts and limited liability company as described herein, the Company will continue to be controlled by Mrs. Adams and Mr. Baker, acting jointly as co-trustees of revocable trusts, and through the limited liability company.

As of the date hereof, Immediate Family Members beneficially own all of the 4.8 million outstanding shares of Class A Common Stock, representing 52.3% of the total voting power, and approximately 12.8 million shares of Common Stock, representing 13.3% of the total voting power. Such persons possess in the aggregate 65.6% of the total voting power of the outstanding shares of our Common Stock and Class A Common Stock, based on shares held through the Conservatorship and shares held by such persons individually.

The Common Stock is listed on the NASDAQ. Because Mr. Adams, Mrs. Adams, Mr. Baker and Mr. Baker’s spouse own in the aggregate capital stock of the Company entitling them to 65.6% of the total voting power, the Company is a “controlled company” under NASDAQ rules. As a controlled company, the Company is not subject to certain NASDAQ listing standards, such as those that would otherwise require that a majority of a listed company’s directors be independent and that a compensation committee and nominating committee of the board of directors composed solely of independent directors be established. The Company is, however, subject to NASDAQ listing standards requiring that the Audit Committee be composed solely of independent directors.

After the offer and sale of shares by the Selling Stockholders and the other transactions contemplated by the MOU, the Company will remain a “controlled company” where more than 50% of the voting power will be held by one individual or group. Mr. Baker will have, in consultation with other Immediate Family Members, voting power over all of the 4,800,000 outstanding shares of Class A Common Stock, currently representing about 52.3% of the total voting power, and will also have additional voting power due to beneficial ownership of Common Stock. As a result, under NASDAQ listing standards, the Company will continue to qualify as a controlled company.

Following the death of Mr. Adams and upon the completion of all Transactions as contemplated, there will be a change in control of the Company from Mrs. Adams and Mr. Baker, acting jointly, to Mr. Baker, acting individually and as the sole Managing Member of the limited liability company. As a result of the Transactions, Mr. Baker will obtain voting power over 100% of the Class A Common Stock, currently representing 52.3% of the total voting power of the Company’s capital stock (without considering shares of Common Stock over which Mr. Baker will also have voting power due to ownership or other arrangements). Accordingly, following all of the transactions as contemplated, Mr. Baker will have control of a majority of the voting power of the Company through his control over the voting power of all of the outstanding shares of Class A Common Stock.

Delaware law provides that the holders of a majority of the voting power of shares entitled to vote must approve certain fundamental corporate transactions such as a merger, consolidation and sale of all or substantially all of a corporation’s assets. Immediate Family Members currently hold a majority of the voting power of all shares of capital stock of the Company and this will continue as described above. Accordingly, a merger, consolidation, sale of all or substantially all of the assets or other business combination or transaction involving the Company, which requires a stockholder vote, cannot be effected without the approval of the Immediate Family Members.

As a result, majority control may make an unsolicited acquisition of the Company more difficult and discourage certain types of transactions involving a change of control of our Company, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares over then current market prices. Also, the controlling ownership of our capital stock by Immediate Family Members may adversely affect the market price of our Common Stock, due in part to lack of speculation that there may be a change in control.

Delaware Anti-Takeover Law

We are subject to Section 203 (“Section 203”) of the Delaware General Corporation Law. Under this provision, we may not engage in any “business combination” with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

i.	prior to that date our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

ii.

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or

iii.

on or following that date, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section	203 defines “business combination” to include, subject to limited exceptions:

i.	any merger or consolidation involving the corporation and the interested stockholder;

ii.	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

iii.	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

iv.

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

v.	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The restrictions of Section 203 of the Delaware General Corporation Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law. The Current Charter does not include an election that the Company is not subject to Section 203. Accordingly, the Company would be subject to Section 203 in the event of a business combination.

Transfer Agent

Computershare Trust Company of Louisville, Kentucky, is the Transfer Agent and Registrar for our Common Stock.

PLAN OF DISTRIBUTION

The Selling Stockholders identified in this prospectus may offer, from time to time, shares of our Common Stock. We are registering such shares under the terms of the Agreement Regarding Common Stock between us and the Selling Stockholders. We will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may sell all or a portion of the shares of our Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of our Common Stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including NASDAQ;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the Registration Statement of which this prospectus forms a part;

•	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may offer our Common Stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Common Stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the Common Stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the Selling Stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If underwriters are used for the sale of our Common Stock, to the extent required by law, the names of the underwriters will be set forth in the prospectus or prospectus supplement used by the underwriters to sell those securities. The Selling Stockholders may use underwriters with whom we or the Selling Stockholders have a material relationship. We will describe the nature of such relationship in any applicable prospectus supplement naming the underwriter or underwriters.

If underwriters are used for the sale of our Common Stock, unless otherwise indicated in the Prospectus or Prospectus Supplement relating to a particular offering of Common Stock, the obligations of any underwriters to purchase the securities will be subject to customary conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

If underwriters are used for the sale of our Common Stock, in connection with such offering, the underwriters may advise us that they may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Common Stock, which involves the sale by the underwriters of a greater number of shares of Common Stock than they are required to purchase in this offering, and purchasing shares of Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”), may apply to sales of the shares of our Common Stock pursuant to this Prospectus and any applicable Prospectus Supplement and to the activities of the Selling Stockholders. In addition, we will make copies of this Prospectus and any applicable Prospectus Supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

In addition, any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or under Section 4(1) under the Securities Act may be sold under such rules rather than pursuant to this Prospectus or a Prospectus Supplement.

The Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell short the shares and deliver Common Stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus and any applicable Prospectus Supplement, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus and any applicable Prospectus Supplement. The Selling Stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and any applicable prospectus supplement.

The aggregate proceeds to the Selling Stockholders from the sale of the shares of our Common Stock will be the purchase price of the shares less discounts and commissions, if any.

In offering the shares of our Common Stock covered by this Prospectus and any applicable Prospectus Supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the shares of our Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time a particular offering of the shares is made, a Prospectus Supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of shares being offered by the Selling Stockholder and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers.

Pursuant to the Agreement Regarding Common Stock, we have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act. Agents and underwriters will be entitled to indemnification by us and the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.

The estimated offering expenses payable by the Selling Stockholders and/or the Company, in addition to any underwriting discounts and commissions that will be paid by the Selling Stockholders, will be described in any applicable Prospectus Supplement.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon by Young Wells Williams P.A., Ridgeland, Mississippi. Sidley Austin LLP, Chicago, Illinois, has acted as special counsel to the Company with respect to legal matters under the federal securities laws.

EXPERTS

Frost, PLLC, an independent registered public accounting firm, has audited our consolidated balance sheets at June 2, 2018 and June 3, 2017, and our consolidated statements of operations, stockholders’ equity, and cash flows for the years ended June 2, 2018, June 3, 2017, and May 28, 2016, as set forth in its report dated July 20, 2018. We have incorporated our financial statements and management’s assessment of the effectiveness of internal control over financial reporting in this Prospectus and in the Registration Statement of which it is a part in reliance on the report of Frost, PLLC, given on its authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission pursuant to Section 13 of the Exchange Act are hereby incorporated by reference in this Prospectus:

1.	Annual Report on Form 10-K for the fiscal year ended June 2, 2018.

2.	Quarterly Report on Form 10-Q for the quarter ended September 1, 2018.

3.	Proxy Statement dated August 31, 2018 relating to the Annual Meeting of Stockholders held on October 5, 2018.

4.	Proxy Statement dated June 25, 2018 relating to the Special Meeting of Stockholders held July 20, 2018.

5.	Form 8-A/A filed the date hereof.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We will provide at no cost to each person, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents incorporated by reference as described above (other than exhibits, unless specifically incorporated by reference in such document). Requests for such copy should be directed to Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209; Attention: Investor Relations (601-948-6813).

WHERE YOU CAN FIND MORE INFORMATION

We have filed reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file with the SEC. The address of the SEC website is http://www.sec.gov.

We have filed with the SEC a Registration Statement, which contains this Prospectus, on Form S-3 under the Securities Act. The Registration Statement relates to the Common Stock offered by us and the Selling Stockholders. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. Please refer to the Registration Statement and its exhibits and schedules for further information with respect to us and our Common Stock. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the Registration Statement. You may read and obtain a copy of the Registration Statement and its exhibits and schedules from the SEC.

6,000,000 Shares

CAL-MAINE FOODS, INC.

COMMON STOCK

PROSPECTUS SUPPLEMENT

Book-Running Managers

BofA Securities

Stephens Inc.

                , 2020